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                                                                     EXHIBIT 5.1

                [Letterhead of Kummer Kaempfer Bonner & Renshaw]

July 8, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

RE: NUVELO, INC.
    REGISTRATION STATEMENT ON FORM S-3
    SHELF REGISTRATION STATEMENT FOR THE ISSUANCE OF UP TO AN AGGREGATE OF $50 MILLION OF ANY COMBINATION OF DEBT SECURITIES, PREFERRED STOCK OR COMMON STOCK.

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Nuvelo, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of the Securities (as defined below).

         The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and the supplements to the prospectus referred to therein (the "Prospectus Supplements"), of up to an aggregate offering price of $50,000,000, or the equivalent thereof, of:

         a. shares of the Company's common stock, par value $0.001 per share ("Common Stock");

         b. shares of the Company's preferred stock, par value $0.001 per share ("Preferred Stock"); and

         c. the Company's senior and subordinated debt securities ("Debt Securities").

         The Common Stock, Preferred Stock and Debt Securities are collectively referred to herein as the "Securities."

         We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed:

         a. the authenticity of original documents and the genuineness of all signatures;

         b. the conformity to the originals of all documents submitted to us as copies;

                                  [KKB&R LOGO]

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[KKB&R LOGO]                                  Securities and Exchange Commission
                                                                    July 8, 2003
                                                                          Page 2

         c. the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

         d. that the Registration Statement, and any amendments thereto (including post- effective amendments), will have become effective under the Securities Act;

         e. that a prospectus supplement will have been filed with the Commission describing the Securities offered thereby;

         f. that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

         g. that a definitive underwriting, purchase or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

         h. with respect to any shares of Common Stock or Preferred Stock offered (including Common Stock or Preferred Stock issued upon conversion, exchange, or exercise of any Securities being offered), that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's articles of incorporation and not otherwise reserved for issuance.

         Based on such examination, we are of the opinion that:

         1. The shares of Common Stock to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable when:

                  1.1. the Board of Directors of the Company or a duly constituted and acting committee thereof (the Board of Directors or such committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and

                  1.2. certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either
         (i) in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board, or (ii) upon conversion, exercise or exchange of any other Security, in accordance with the terms of such Security or the instrument or agreement governing such Security providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board.

         2. The shares of Preferred Stock to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable when:

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[KKB&R LOGO]                                  Securities and Exchange Commission
                                                                    July 8, 2003
                                                                          Page 3

                  2.1 the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation, if applicable, relating to such Preferred Stock conforming to the Nevada Revised Statutes, Chapter 78 (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Nevada; and

                  2.2. certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board, or (ii) upon conversion, exercise or exchange of such Security or the instrument or agreement governing such Security providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board.

         3. The Debt Securities to be issued pursuant to the Registration Agreement under either the senior indenture or subordinated indenture (as such terms are used in the Registration Statement) will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture, when:

                  3.1. the Trustee is qualified to act as Trustee under the senior indenture or subordinated indenture, as applicable;

                  3.2. the Trustee has duly executed and delivered the senior indenture or subordinated indenture, as applicable;

                  3.3. the senior indenture or subordinated indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee;

                  3.4. the senior indenture or subordinated indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended;

                  3.5. the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and

                  3.6. such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the senior indenture or subordinated indenture, as applicable, and the applicable definitive underwriting, purchase or similar agreement approved by the Board.

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[KKB&R LOGO]                                  Securities and Exchange Commission
                                                                    July 8, 2003
                                                                          Page 4

         Our opinion that any document is legal, valid and binding is qualified as to:

         (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

         (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles;

         (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and laws of the State of Nevada. The Indenture is governed by the laws of the State of New York. For purposes of delivering opinion paragraph 3, we have assumed that, notwithstanding the express terms of the Indenture, the Indenture is governed by the laws of the State of Nevada.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Sincerely,

                                        /S/ KUMMER KAEMPFER BONNER & RENSHAW

                                        KUMMER KAEMPFER BONNER & RENSHAW